Exhibit 99

16th September 2004

MARSHALL EDWARDS, INC. APPOINTS BDO AS ITS INDEPENDENT AUDITORS

WASHINGTON, DC, September 16, 2004—Marshall Edwards, Inc., (NASDAQ: MSHL) today announced that it has appointed BDO as its independent auditors, replacing Ernst & Young. The Company appointed BDO after careful consideration and the completion of an extensive evaluation process by the Company’s Board of Directors, Audit Committee and management team. “Although Ernst & Young has provided outstanding service in the past, we think this decision is in the best interests of the company and its stockholders,” said David Seaton, Chief Financial Officer.

The decision to change auditors was made by the Company and approved by the Board of Directors of Marshall Edwards on September 12, 2004 following a recommendation by its Audit Committee. The decision to change auditors was not the result of any disagreement between the Company and Ernst & Young on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure as more fully described in the Form 8-K the Company filed with the Securities and Exchange Commission this day.

Marshall Edwards, Inc., is engaged in clinical trials of the anti-cancer drug phenoxodiol, and has the license to develop and commercialize phenoxodiol and the option to license further anti-cancer compounds from its parent company, Novogen Limited (NASDAQ: NVGN).

More information on phenoxodiol and on the Novogen group of companies can be found at www.marshalledwardsinc.com and www.novogen.com.

Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You should be aware that our actual results could differ materially from those contained in the forward-looking statements, which are based on management’s current expectations and are subject to a number of risks and uncertainties, including, but not limited to, our failure to successfully commercialize our product candidates; costs and delays in the development and/or FDA approval, or the failure to obtain such approval, of our product candidates; uncertainties in clinical trial results; our inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products; competitive factors; our inability to protect our patents or proprietary rights and obtain necessary rights to third party patents and intellectual property to operate our business; our inability to operate our business without infringing the patents and proprietary rights of others; general economic conditions; the failure of any products to gain market acceptance; our inability to obtain any additional required financing; technological changes; government regulation; changes in industry practice; and one-time events. We do not intend to update any of these factors or to publicly announce the results of any revisions to these forward-looking statements.